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                                                               EXHIBIT 24


                               POWER OF ATTORNEY

John J. McDonnell, Jr., whose signature appears below, constitutes and appoints James R. DeFrancesco and Scott L. Freiman, and each of them acting individually or together, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, in any and all capacities, to sign any and all amendments to Credit Management Solutions Inc.'s Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.





/s/JOHN J. MCDONNELL, JR. Director            November 14, 1996
-------------------------
  John J. McDonnell, Jr.